Exhibit 99.1
SOUTHERN CALIFORNIA BRAIDING CO., INC.
(An "S" Corporation)
FINANCIAL STATEMENTS
Years Ended December 31, 2009 and 2008

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
Southern California Braiding Co., Inc.
(An “S” Corporation)

We have audited the accompanying balance sheets of Southern California Braiding Co., Inc. (an “S” Corporation) as of December 31, 2009 and 2008, and the related statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern California Braiding Co., Inc (An “S” Corporation) as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Kushner, Smith, Joanou & Gregson, LLP

November 11, 2010
Irvine, California

SOUTHERN CALIFORNIA BRAIDING CO., INC
(An "S" Corporation)
BALANCE SHEETS
December 31, 2009 and 2008

	2009	2008
ASSETS
Current assets:
Cash	$57,628	$935,209
Accounts receivable (less allowance for doubtful accounts of $25,000)	1,956,836	1,376,243
Inventory	1,051,716	1,094,789
Prepaid expenses	—	13,815
Total current assets	3,066,180	3,420,056

Property and equipment (Note 2)	2,976,814	2,324,729
Accumulated depreciation	(1,623,312)	(1,229,930)
Net property and equipment	1,353,502	1,094,799

Other assets:
Deposits	15,337	15,337
Due from officer (Note 3)	2,669,893	594,008
Total other assets	2,685,230	609,345

	$7,104,912	$5,124,200

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Revolving line of credit (Note 4)	$900,000	$—
Accounts payable	751,414	136,861
Accrued expenses (Note 5)	58,623	709
Total liabilities	1,710,037	137,570

Commitments, related party and contingencies (Note 6)

Stockholders’ equity:
Common stock, no par value, 7,500 shares authorized, 1,000 shares issued and outstanding	24,604	24,604
Retained earnings	5,370,271	4,962,026
Total stockholders’ equity	5,394,875	4,986,630

	$7,104,912	$5,124,200

See accompanying notes to financial statements.

SOUTHERN CALIFORNIA BRAIDING CO., INC.
(An "S" Corporation)
STATEMENTS OF INCOME
Years Ended December 31, 2009 and 2008

	2009		2008
		Percent		Percent
		of		of
		Net Sales		Net Sales

Net sales	$12,051,941	100.0%	$16,309,694	100.0%

Cost of goods sold	6,554,027	54.4	7,861,699	48.2

Gross profit	5,497,914	45.6	8,447,995	51.8

Operating expenses:
Selling and shipping	470,124	3.9	607,678	3.7
Officer salaries	2,149,924	17.9	4,711,863	28.9
General and administration	2,436,555	20.2	2,325,609	14.2
Total operating expenses	5,056,603	42.0	7,645,150	46.8

Operating income	441,311	3.6	802,845	5.0

Other income (expense):
Interest income	1,458	—	7,614	—
Interest (expense)	(24,196)	(0.2)	(758)	—
Total other income (expense)	(22,738)	(0.2)	6,856	—

Income before income taxes	418,573	3.4	809,701	5.0

Provision for income taxes	10,328	0.1	8,916	0.1

Net income	$408,245	3.3%	$800,785	4.9%

See accompanying notes to financial statements.

SOUTHERN CALIFORNIA BRAIDING CO., INC.
(An "S" Corporation)
STATEMENT OF STOCKHOLDERS' EQUITY
Years Ended December 31, 2009 and 2008

	Shares			Total
	Issued and	Common	Retained	Stockholders'
	Outstanding	Stock	Earnings	Equity

Balance at December 31, 2007	1,000	$24,604	$3,663,347	$3,687,951

Prior period adjustment (Note 8)	—	—	497,894	497,894

Net income for the year ended December 31, 2008, as restated	—	—	800,785	800,785

Balance at December 31, 2008, as restated	1,000	24,604	4,962,026	4,986,630

Net income for the year ended December 31, 2009	—	—	408,245	408,245

Balance at December 31, 2009	1,000	$24,604	$5,370,271	$5,394,875

See accompanying notes to financial statements.

SOUTHERN CALIFORNIA BRAIDING CO., INC.
(An "S" Corporation)
STATEMENTS OF CASH FLOWS
December 31, 2009 and 2008

	2009	2008
Cash flows from operating activities:
Net income	$408,245	$800,785

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	394,076	297,292
	802,321	1,098,077

Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - net	(580,593)	113,544
Inventory - net	43,073	659,530
Prepaid expenses	13,815	(13,815)
Deposits	—	(3,255)
Other current assets	—	1,650
Increase (decrease) in:
Accounts payable	614,553	69,392
Accrued expenses	57,914	(44,984)
	148,762	782,062

Net cash provided by operating activities	951,083	1,880,139

Cash flows from investing activities:
Acquisition of property and equipment	(652,779)	(310,830)
Net cash used in investing activities	(652,779)	(310,830)

Cash flows from financing activities:
Proceeds from notes payable - shareholder	(2,075,885)	(594,008)
Net activity on revolving line of credit	900,000	(100,000)
Net cash used in financing activities	(1,175,885)	(694,008)

Net (decrease) increase in cash	(877,581)	875,301

Cash at beginning of year	935,209	59,908

Cash at end of year	$57,628	$935,209

See accompanying notes to financial statements.

SOUTHERN CALIFORNIA BRAIDING CO., INC.
(An "S" Corporation)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - Southern California Braiding Co., Inc. (An “S” Corporation) (the “Company”) is primarily engaged in the manufacture of braided wire cables for the aerospace and defense industries. The Company is a California subchapter “S” Corporation.

FASB Codification - The Financial Accounting Standards Board (FASB) sets generally accepted accounting principles (GAAP) that the Company follows to ensure consistent reporting of financial condition, results of operations, and cash flows.  In June 2009, the FASB established the FASB Accounting Standards Codification (Codification) as the sole source of authoritative GAAP.

The Codification does not change how the Company accounts for its transactions or the nature of the related disclosures made.  The change was made effective by the FASB for periods ending on or after September 15, 2009.  The adoption of the Codification did not impact the Company’s financial position and results of operations. The Company has updated these financial statements to reflect the guidance in the Codification.

Concentrations of Credit Risk - The Company sells its products to customers throughout the United States.  At December 31, 2009, one customer accounted for 76% of accounts receivable and 22% of net sales. At December 31, 2008, two customers accounted for 70% of accounts receivable and 75% of net sales.  The Company performs ongoing credit evaluations on its customers and generally does not require collateral.  Management does not expect any major business relationships to be lost or disrupted in the near future.

The Company maintains bank accounts with a major banking institution in which the deposits are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.  As of December 31, 2008, the Company had balances in these accounts in excess of FDIC insurance limits. At times throughout the year ended December 31, 2009, the Company maintained balances in excess of FDIC insurance limits.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Accounts Receivable - Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. Management determined the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial conditions and credit history, and current economic conditions.

Inventory - Inventory is stated at the lower of cost (first-in, first-out) or market value.  Market value is considered as replacement cost.  Inventory cost includes materials on hand and/or in transit.

Property and Equipment - Property and equipment are recorded at cost.  Depreciation is calculated using the straight-line method.  The depreciation method is designed to amortize the cost of the assets over the estimated useful lives, in years, of the respective assets as follows:

Furniture and fixtures	7 years
Computers and equipment	5 to 7 years
Automobiles	5 years

Leasehold improvements are amortized over the life of the lease or the estimated useful life of the asset, whichever is shorter.

Maintenance and repairs are charged to expense as incurred.  Renewals and improvements of a major nature are capitalized.  At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

Long-Lived Assets - Long-Lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest) expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  The Company determined that no impairment loss needs to be recognized for the years ended December 31, 2009 and 2008.

Fair Value of Financial Instruments - For certain Company financial instruments, including cash, accounts receivable, due from related parties, prepaid expenses and other current assets, accounts payable, and accrued liabilities, the carrying amounts approximate fair value due to their short maturities.  The amounts shown for note payable to bank and term loan also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Revenue Recognition - Revenues from the sale of products are recognized upon shipment of products to customers and title passes.  Right of return on products shipped when products received are damaged or not in compliance with the customer orders.

Shipping and Handling Fees and Costs - In accordance with Accounting Standards, revenue received from shipping and handling fees is reflected in net sales, and costs incurred from shipping and handling fees is reflected in cost of goods sold.

Advertising and Promotional Expenses - Advertising and promotional expenses are charged to expense as incurred. There were no advertising expenses for the years ended December 31, 2009 and 2008.

Income Taxes - The Company has elected “S” Corporation status for Federal and state income tax purposes.  Under this provision, the Company does not pay Federal income taxes, and operating income and losses are passed through to the stockholders.  State income taxes are provided for based upon earnings reported for financial statements purposes at the greater of the “S” Corporation rate of 1.5% or $800.  The tax provision for the years ended December 31, 2009 and 2008 was $10,328 and $8,916, respectively.

Vacation Expense - Employees earn credits during the current year for future vacation benefits.  The expense and corresponding liability are accrued when vacations are earned rather than when vacations are paid.

Leases - The Company leases certain property and equipment under operating and capital leases as defined by the Accounting Standards.  Leases which meet certain criteria are classified as capital leases, and assets and liabilities are recorded at amounts equal to the lesser of the present value of the minimum lease payments or the fair value of leased properties at the beginning of the respective lease terms.  Such assets are amortized in a manner consistent with the Company’s normal depreciation policies over the related lease terms or their economic useful lives.  Interest expense relating to the lease liabilities is recorded at constant rates of interest over the terms of the leases.  Leases which do not meet such criteria are classified as operating leases and related rentals are charged to expense as incurred.

Reclassification - The financial statements for the year ended December 31, 2008 reflect certain reclassifications, which have no effect on net income, to conform to classifications adopted at the year ended December 31, 2009.

Subsequent Events - The Company evaluated subsequent events through November 11, 2010, the date these financial statements were issued. With the exception of those matters discussed in Notes 4 and 9, there were no material subsequent events that required recognition or additional disclosure in these financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2009 and 2008:

	2009	2008

Computers and equipment	$964,614	$844,324
Furniture and fixtures	343,242	219,826
Automobiles	95,853	95,853
Leasehold improvements	1,573,105	1,164,726
	2,976,814	2,324,729

Less accumulated depreciation and amortization	(1,623,312)	(1,229,930)

	$1,353,502	$1,094,799

Depreciation expense and amortization expense for the years ended December 31, 2009 and 2008 totaled $394,076 and $297,292, respectively.

NOTE 3 - TRANSACTIONS WITH RELATED PARTIES

Due from Officer - At times throughout the year, the Company advances money to the majority stockholder. These amounts are considered “due on demand” and do not accrue interest. At December 31, 2009 and 2008, the Company had amounts due from the majority stockholder of $2,669,893 and $594,008, respectively.

NOTE 4 - LINE OF CREDIT AND SUBSEQUENT EVENT

The Company maintains a revolving line of credit with a bank to assure credit availability.  The Company’s line of credit permits indebtedness of up to $1,500,000 and matures on June 2, 2010.  Borrowings are secured by substantially all assets of the Company and are personally guaranteed by one of the stockholders.  Interest is payable monthly, at the bank’s prime lending rate, (prime rate at December 31, 2009 was 3.25%) plus 1.00%.  The outstanding balance on the line of credit at December 31, 2009 and 2008 was $900,000 and none, respectively.  Subsequent to year-end, the Company’s line of credit was renewed which permits indebtedness up to $3,000,000, expires on June 2, 2011, and interest is payable monthly at the bank’s prime rate plus 0.75%.

Under the terms of this line of credit, the Company is required to meet certain covenants, including maintenance of minimum levels of tangible net worth, current ratio, and profitability as well as a maximum level of debt to tangible net worth.

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2009 and 2008:

	2009	2008

Payroll	$11,786	$—
Commissions	46,046	—
Other	791	709

	$58,623	$709

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Leases - The Company conducts its operations in buildings leased under noncancelable lease agreements that expire at various dates from March 2012 to March 2015 and provides for monthly rents starting at $1,500 to $14,852.

Total rent expense for the above-mentioned leases for years ended December 31, 2009 and 2008 was $257,639 and $197,719, respectively.

Future minimum payments under these leases were as follows:

Years ending December 31:
2010	$338,505
2011	354,321
2012	339,177
2013	257,403
2014	20,100
Thereafter	5,100

$1,314,606

Operating Sublease - The Company subleases part of its corporate offices to a related party.  The agreement provides for monthly rent of $2,000 and expires March 2012.  Rental income received from the related party under this noncancelable lease is recorded in general and administration expenses as an offset to total rent expense. Total rental income for the years ended December 31, 2009 and 2008 was $24,000 and $20,000, respectively.

Future minimum rental income under the operating sublease was as follows:

Years ending December 31:
2010	$24,000
2011	24,000
2012	6,000

$54,000

NOTE 7 - LITIGATION

The Company in its ordinary course of business is subject to certain outside claims and potential litigation.  The Company is not involved in any non-workers compensation claims or litigation.  In the opinion of the Company management and its counsel, there are no matters which could have a material effect on the accompanying financial statements.

NOTE 8 - PRIOR PERIOD ADJUSTMENT AND RESTATEMENT

The financial statements for the year ended December 31, 2008 and the balance in retained earnings at December 31, 2008 have been restated from amounts previously reported to reflect the retrospective application of GAAP depreciation methods and a correction of an error in the computation of accounts receivable.

The effect of the above restatements is as follows:

For the Year Ended December 31, 2008	As Previously Reported	As Restated

Accounts receivable	$1,223,716	$1,376,243

Property and equipment - net	$450,397	$1,094,799

Retained earnings	$4,165,097	$4,962,026

Net sales	$16,157,167	$16,309,694

Net income	$501,750	$800,785

NOTE 9 - SUBSEQUENT EVENTS

Subsequent to December 31, 2009, the owners have signed a letter of intent to sell the Company to a third party.  This transaction is expected to be completed by the end of the year.

Effective September 30, 2010, the Company has entered into a forty-eight month term loan in the amount of $500,000 and is personally guaranteed by one of the stockholders.  Interest is payable monthly at the rate of prime plus 1.00%.  In addition to interest payments, principal payments in the amount of $10,417 are payable monthly beginning November 2, 2010 with final payment October 2, 2014.